UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2020

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001‑32583	13‑3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221‑7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐  Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐  Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2020, Full House Resorts, Inc., a Delaware corporation (the “Company”), received a letter from Mr. Craig W. Thomas announcing his resignation from the Company’s board of directors (the “Board”), effective immediately (the “Resignation Letter”). Prior to his resignation, Mr. Thomas was Chairman of the Nominating and Corporate Governance Committee (the “NCG Committee”) and a member of the Compensation Committee.

The Resignation Letter sets forth as the basis for Mr. Thomas’ resignation a disagreement with the Company and follows notification to Mr. Thomas on April 13, 2020 by the NCG Committee, whose recommendation was accepted and adopted by the Board, that he was not being renominated or recommended by the Board for re-election as a Company director at the 2020 Annual Meeting of the Company’s stockholders.

The Company rejects and disagrees with Mr. Thomas’ assertions, suggestions and conclusions set forth in the Resignation Letter. A copy of the Resignation Letter is filed as Exhibit 17.01 to this Current Report on Form 8-K and the complete text thereof is incorporated in this Item 5.02 by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits
	No.	Description
	17.01	Resignation Letter dated April 20, 2020 from Craig W. Thomas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: April 24, 2020	/s/ Elaine L. Guidroz
Elaine L. Guidroz, Vice President, Secretary & General Counsel